UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2011

ModusLink Global Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23262	04-2921333
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1100 Winter Street
Waltham, Massachusetts		02451
(Address of principal executive offices)		(Zip Code)

(781) 663-5001

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 2, 2011, the Board of Directors of ModusLink Global Solutions, Inc. (the “Company”) approved the Company’s Third Amended and Restated Bylaws, effective immediately, which amended and restated the Company’s Second Amended and Restated Bylaws to re-designate Article XI as Article XII, Article XII as Article XIII and Article XIII as Article XIV and to add a new Article XI that provides that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company arising pursuant to any provision of the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws (as each may be amended from time to time) or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine.

The Third Amended and Restated Bylaws of the Company are filed as Exhibit 3.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The exhibit listed in the Exhibit Index below is filed with this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ModusLink Global Solutions, Inc.

Date: March 4, 2011	By:	/s/ Peter L. Gray
Peter L. Gray
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Third Amended and Restated Bylaws of ModusLink Global Solutions, Inc.